EXHIBIT 4.3

FORM OF SUPPLEMENTAL INDENTURE

VERSATEL TELECOM INTERNATIONAL N.V.

as Company

and

UNITED STATES TRUST COMPANY OF NEW YORK

as Trustee, Registrar and Paying Agent

INDENTURE SUPPLEMENT NO. 2

Dated as of                     , 2002

$225,000,000

13-1/4% Senior Notes due 2008

INDENTURE SUPPLEMENT NO. 2

     INDENTURE SUPPLEMENT NO. 2, dated as of                    , 2002 (the “Indenture Supplement”), between VERSATEL TELECOM INTERNATIONAL N.V., a public company with limited liability organized under the laws of The Netherlands, and having its corporate seat in Amsterdam, The Netherlands (the “Company”), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as Trustee, Registrar and Paying Agent, to the Indenture dated as of May 27, 1998, between the Company and the Trustee, Registrar and Paying Agent relating to $225,000,000 principal amount of the Company’s 13-1/4% Senior Notes due 2008 and supplemented by the First Supplemental Indenture dated as of December 3, 1998 (as supplemented, the “Indenture”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

W I T N E S S E T H:

     WHEREAS, the Company has initiated an exchange offer and consent solicitation pursuant to which the Company has solicited consents to amend and modify certain provisions in the Indenture in accordance with Section 9.2 of the Indenture;

     WHEREAS, pursuant to the solicitation of such consents, the Company has received the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding to such amendments and modifications and the adoption of a supplemental Indenture reflecting such amendments and modifications; and

     WHEREAS, all of the conditions and requirements necessary to make this Indenture Supplement, when duly executed and delivered, a legal, valid and binding instrument in accordance with its terms, and for the purposes herein expressed have been done, performed and fulfilled, and the execution and delivery of this Indenture Supplement in the form and with the terms hereof have been in all respects duly authorized.

     NOW, THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

ARTICLE I

AMENDMENTS

     Section 1.01. Amendments. The Indenture is, effective as of the date hereof, hereby amended as follows:

(a) Section 4.3, “Limitation on Restricted Payments”, is hereby amended and restated in its entirety to read as follows:

“SECTION 4.3 [Intentionally Omitted]”;

(b) Section 4.4, “Limitation on Indebtedness”, is hereby amended and restated in its entirety to read as follows:

“SECTION 4.4 [Intentionally Omitted]”;

(c) Section 4.12, “Limitation on Transactions with Shareholders and Affiliates”, is hereby amended and restated in its entirety to read as follows:

“SECTION 4.12 [Intentionally Omitted]”;

(d) Section 4.13, “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”, is hereby amended and restated in its entirety to read as follows:

“SECTION 4.13 [Intentionally Omitted]”;

(e) Section 4.14, “Limitation on Liens”, is hereby amended and restated in its entirety to read as follows:

“SECTION 4.14 [Intentionally Omitted]”;

(f) Section 4.15, “Change of Control”, is hereby amended and restated in its entirety to read as follows:

“SECTION 4.15 [Intentionally Omitted]”;

(g) Section 4.16, “Limitation on Asset Sales”, is hereby amended and restated in its entirety to read as follows:

“SECTION 4.16 [Intentionally Omitted]”;

(h) Section 4.17, “Limitation on Issuance of Guarantees of Indebtedness by Restricted Subsidiaries”, is hereby amended and restated in its entirety to read as follows:

“SECTION 4.17 [Intentionally Omitted]”;

(i) SECTION 4.18, “Business of the Company; Restriction on Transfers of Existing Business”, is hereby amended and restated in its entirety to read as follows:

“SECTION 4.18 [Intentionally Omitted]”;

(j) Section 4.19, “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries”, is hereby amended and restated in its entirety to read as follows:

“SECTION 4.19 [Intentionally Omitted]”;

(k) Article V, “SUCCESSOR CORPORATION”, is hereby amended and restated in its entirety to read as follows:

SUCCESSOR CORPORATION

SECTION 5.1. Consolidation, Merger, and Sale of Assets. The Company and any of its Subsidiaries may consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of any part of its property and assets to, any Person, and any Person may merge with or into the Company or any of its Subsidiaries.

SECTION 5.2. Successor Corporation Substituted. Upon any such consolidation, merger, assignment, conveyance, lease, transfer or other disposition in accordance with Section 5.1, the successor entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein, and thereafter the Company will be relieved of all further obligations and covenants under this Indenture and the Notes.”;

(l) Clauses (c), (d), (f) and (i) of Section 6.1, “Events of Default”, are hereby amended and restated in their entirety to read as follows:

"(c) [Intentionally Omitted];”

"(d) [Intentionally Omitted];”

"(f) [Intentionally Omitted];”

"(i) [Intentionally Omitted]; or”;

(m) Section 7.5, Notice of Default is hereby amended and restated in its entirety to read as follows:

“SECTION 7.5 Notice of Default. If an Event of Default occurs and is continuing and a Trust Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Holder, as their names and addresses appear on the list of Holders described in Section 2.5, notice of the uncured Default of Event of Default within 30 days after the Trustee receives such notice. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.”; and

(n) The fourth paragraph of Section 7.7, “Compensation and Indemnity”, is hereby amended and restated in its entirety to read as follows:

“When the Trustee or an Agent incurs expenses or renders services after an Event of Default specified in Section 6.1(h) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company’s obligations under this Section 7.7 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Company’s obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.”

ARTICLE II

THE TRUSTEE

     Section 2.01. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Indenture Supplement or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee other than as set forth in the Indenture, and this Indenture Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

ARTICLE III

MISCELLANEOUS PROVISIONS

     Section 3.01. Indenture Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Indenture are in all respects ratified and confirmed; and the Indenture and this Indenture Supplement shall be taken, read and construed as one and the same instrument.

     Section 3.02. GOVERNING LAW. THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 3.03. Successors. All agreements of the Company in this Indenture Supplement shall bind its successors. All agreements of the Trustee in this Indenture Supplement shall bind its successor.

     Section 3.04. Execution in Counterparts. This Indenture Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Trustee and the Company have caused this Indenture Supplement to be duly executed as of the day and year first written above.

VERSATEL TELECOM INTERNATIONAL N.V

By:

Name:
Title:

UNITED STATES TRUST COMPANY OF NEW YORK, not in its individual capacity but solely as Trustee, Registrar and Paying Agent

By:

Name:
Title: